Exhibit 10.12
AMENDMENT NO. 1 TO
NORTHFIELD BANK
NON-QUALIFIED SUPPLEMENTAL EMPLOYEE STOCK OWNERSHIP PLAN
          This Amendment No. 1 to the Northfield Bank Non-Qualified Supplemental Employee Stock Ownership Plan (the “Plan”) is made effective as of the 1st day of January, 2008, unless otherwise set forth herein.
          WHEREAS, Northfield Bank (the “Employer”) adopted the Plan, effective January 1, 2007; and
          WHEREAS, the Employer desires to revise the Plan to comply with certain technical requirements of the final Treasury Regulations issued under Section 409A of the Internal Revenue Code of 1986, as amended, in April 2007.
          NOW, THEREFORE, the Plan is hereby amended as specifically provided herein, it being understood and agreed that except with respect to the amendments specifically provided for herein, the remaining terms of the Plan shall remain in full force and effect:
1.	The first sentence of Section 4.3 is hereby amended to read as follows:
          Benefits under this Section 4 shall be payable to the Participant in a lump sum, unless the Participant elects an alternative form of benefit in accordance with Section 4.5, within 90 days of the first to occur of:
(a)	the Participant’s “Separation from Service,” other than due to death or Disability;

(b)	the Participant’s Disability;

(c)	the Participant’s death; or

(d)	a Change in Control of the Bank or the Company.
2.	Section 4.5 is hereby added to read as follows:
          4.5 Distribution Elections. A Participant may elect in the Defined Contribution Distribution Election Form, attached hereto as Exhibit B, the form of payment of his or her Supplemental ESOP Benefits under Section 4.1 of the Plan. The benefits may be paid in one of the following forms:
               (a) a single cash lump sum distribution of the entire balance credited to the Participant’s Account; or
               (b) in such number of annual installment payments (not to exceed fifteen such payments) as the Participant shall specify in his or her Defined Contribution Distribution Election Form. The amount of each payment shall be equal to the quotient of (A) the entire amount then credited to the Participant’s Account, divided by (B) the number of installment payments remaining to be made.
          The Participant must elect the form of payment in his or her Defined Contribution Election Form prior to the later of (i) 30 days following the date on which the Participant is eligible to participate in the Plan, or (ii) December 31, 2008. If the Participant fails to designate a payment schedule in his or her Defined Contribution Distribution Election Form, or if the entire balance credited to the Participant’s Account at the time of distribution (when aggregated with the Participant’s balance under all other plans with which this benefit must be aggregated) is less than the applicable dollar amount under Code Section 402(g)(1), then payment shall be made in a single cash lump sum distribution.
          IN WITNESS WHEREOF, the Employer has caused this Amendment No. 1 to be executed on its behalf by its duly authorized officers as of the date first written above.

NORTHFIELD BANK
Dated:	December 18, 2008	By:	/s/ Madeline G. Frank

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